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                                                                    EXHIBIT 23.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-103769, 333-101830 and 333-83552) of Computer Motion, Inc. of
our report dated March 7, 2003, with respect to the consolidated financial statements and schedule of Computer Motion, Inc. included in the Form 10-K/A for the year ended December 31, 2002.


/s/ Ernst & Young, LLP
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Ernst & Young, LLP

Los Angeles, California
May 22, 2003